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                                                                   EXHIBIT 23.1



                                    A Partnership of Incorporated Professionals
DAVIDSON & COMPANY           Chartered Accountants



                         INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration Statement on Form SB-2 of Blade Internet Ventures Inc. of our report dated December 21, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.




                                                           "DAVIDSON & COMPANY"


Vancouver, Canada                                         Chartered Accountants

January 25, 2002




                          A Member of SC INTERNATIONAL

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                        Vancouver, BC, Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172